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                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported): August 20, 1998



                          FPA Medical Management, Inc.
             (Exact name of registrant as specified in its charter)



         Delaware                      0-24276                  33-0604264
(State of other jurisdiction         (Commission              (IRS Employer
     of incorporation)               File Number)          Identification No.)


                                3636 Nobel Drive
                                    Suite 200
                               San Diego, CA 92122
               (Address of principal executive offices) (Zip Code)

                                 (619) 453-1000
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 5.  Other Events.

         As reported on July 22, 1998, on July 19, 1998, the Registrant and 89 of its subsidiaries and affiliates (collectively, the "Debtors") filed for protection under Chapter 11 in the United States District Court for the District of Delaware (the "Bankruptcy Court"). The cases have been consolidated for the purpose of joint administration and have been assigned to Chief United States Bankruptcy Judge Peter J. Walsh. The consolidated caption is: In re FPA Medical Management, Inc., et. al., Debtors, Case Nos. 98-1596 through 98-1685.

         On August 20, 1998, the Bankruptcy Court approved the Debtors' $50 million debtor-in-possession financing agreement provided by a group of the Debtors' prepetition lenders. The Bankruptcy Court also approved a modified order under which health maintenance organizations and other pre-paid health insurance plans are directed to continue to provide post-petition capitation and other payments directly to the Debtors without setoff or recoupment.

         The Debtors have reached agreement with their bank group and the official committee of unsecured creditors as to their proposed employee retention program. A hearing for final approval of this program by the Bankruptcy Court has been scheduled for September 23, 1998, after the program has been reviewed by the U.S. Trustee.

         At the August 18 hearing, the Bankruptcy Court also approved the Debtors' motions to, among other things: assume executory contracts with key billing service providers regarding Sterling Healthcare Group; reject approximately 30 unexpired real property leases; reject certain agreements with Foundation Health Systems and provide for certain transition of care issues with respect to enrollees in Arizona and California; and obtain provider excess insurance coverage.

         The Debtors are scheduled to file their formal disclosure statement and plan of reorganization by September 30, 1998. The Bankruptcy Court has scheduled a disclosure statement hearing for October 28, 1998 and a plan confirmation hearing for December 9, 1998.

         Copies of the orders and other pleadings filed in the case may be obtained for a nominal cost directly from (i) IKON Office Solutions at 901 North Market Street, Suite 718, Wilmington, Delaware 19801 (telephone (302) 777-4500), facsimile (302) 777-5155); and (ii) Lason Systems, Inc., Delaware Legal Copy Division, at One Rodney Square, Suite 505, Wilmington, Delaware 19801 (telephone
(302) 426-1500; fax (302) 426-1503).

                  On August 20, 1998, the Registrant issued the press release attached hereto as Exhibit 99 announcing the orders entered by the Bankruptcy Court at the August 20, 1998 hearings.



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Item 7.                    Financial Statements and Exhibits.

                  (c)      Exhibits.

                           99       Press Release dated August 20, 1998.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      FPA MEDICAL MANAGEMENT, INC.


                                      By:         /s/ Stephen J. Dresnick
                                         ---------------------------------------
Date: September 29, 1998                           Stephen J. Dresnick
                                           Chairman and Chief Executive Officer


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                                  EXHIBIT INDEX



Number                     Exhibit

99                         Press Release dated August 20, 1998.




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